UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 23, 2010

ASPEN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO  80224-2426
Address of principal executive offices

303-639-9860
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement.

Aspen Exploration Corporation (“Aspen”) and R.V. Bailey, Aspen’s Chief Executive Officer, President, and Chairman of the Board, agreed to extend Mr. Bailey’s employment agreement through July 31, 2010.  The extension is dated July 1, 2010 (although it was not executed by the parties until July 23, 2010), although it is effective as of July 1, 2010.  Mr. Bailey’s employment agreement was initially entered into by the parties on March 25, 2009 (but effective as of January 1, 2009).  Aspen and Mr. Bailey have extended the term of Mr. Bailey’s employment agreement on several occasions, however the agreement as previously extended was to terminate on June 30, 2010.  The material terms of Mr. Bailey’s employment agreement are described in a Current Report on Form 8-K dated March 25, 2009 as well as in Aspen’s 2009 Annual Report on Form 10-K.  Except for extending the term of the employment agreement through July 31, 2010, no other material terms of Mr. Bailey’s employment agreement were amended by the extension dated July 1, 2010.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, on July 23, 2010, Aspen and Mr. Bailey agreed to extend the term of his employment agreement through July 31, 2010.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

10.1	Employment Agreement Extension between Aspen Exploration Corporation and R.V. Bailey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of July 2010.

Aspen Exploration Corporation

By: /s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer